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                            AGREEMENT
                     Dated February 8, 1995

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D, or any amendment thereto, need be filed with respect to the current ownership of any of the undersigned of shares of Common Stock of Interferon Sciences, Inc. or any purchases of additional stock of such Company by any of the undersigned.

                            BIOTECHNOLOGY INVESTMENT GROUP, L.L.C.
                            By: SCHRODER VENTURE ADVISERS, INC.
                            Its: Managing Member


                            By: /s/ Jeffrey J. Collinson
                                  Jeffrey J. Collinson,
                                  President


                            EDWARD BLECH TRUST

                            By: /s/ Mordechai Jofen
                                  Mordechai Jofen,
                                  as Sole Trustee


                            SCHRODER VENTURE ADVISERS, INC.

                            By: /s/ Jeffrey J. Collinson
                                 Jeffrey J. Collinson,
                                 President


                            /s/ Jeffrey J. Collinson
                            Jeffrey J. Collinson